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                                                                       EXHIBIT 1


                          AMENDMENT TO RIGHTS AGREEMENT

         THIS AMENDMENT (this "AMENDMENT"), is entered into as of July 30, 2002, by and between TRIANGLE PHARMACEUTICALS, INC., a Delaware corporation (the "COMPANY"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, as Rights Agent (the "RIGHTS AGENT").

                                    RECITALS

         A. The Company and the Rights Agent are parties to a Rights Agreement dated as of February 1, 1999, as amended by the Amendment to Rights Agreement dated as of June 2, 1999 (the "FIRST AMENDMENT"), and as further amended by the Amendment to Rights Agreement dated as of August 24, 2001 (as so amended, the "RIGHTS AGREEMENT").

         B. The First Amendment was made in connection with certain arrangements between the Company and Abbott Laboratories, an Illinois corporation ("ABBOTT"), and, contemporaneously with this Amendment, such arrangements are being modified.

         C. The Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable to reflect the foregoing and certain other matters, and the Company and the Rights Agent desire to evidence such amendment in writing.

                  Accordingly, the parties agree that:

         1. AMENDMENT TO DEFINITION OF "ACQUIRING PERSON" SET FORTH IN SECTION 1(A). The definition of "Acquiring Person" set forth in Section 1(a) of the Rights Agreement is amended to read in its entirety as follows:

         (a) "ACQUIRING PERSON" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the shares of Common Stock of the Company then outstanding but shall not include (1) the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding shares of Common Stock for or pursuant to the terms of any such plan, or (2) Warburg Pincus Private Equity VIII, L.P., together with all its Affiliates ("Warburg"), unless and until Warburg becomes the Beneficial Owner of more than the Permitted Percentage (as hereinafter defined); provided, however, that if Warburg files a Schedule 13D (or comparable or successor form or report) under the Exchange Act disclosing that Warburg holds the Common Stock for any purpose of, or with the effect of, causing the Company to enter into a merger, consolidation, business combination, acquisition, restructuring, recapitalization, tender or exchange offer, or similar transaction involving the Company, or its securities or a material portion of its assets (other than such a transaction approved by the Board of

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         Directors of the Company), or in connection with or as a participant in any transaction under Rule 13d-3(b) under the Exchange Act and Warburg's Beneficial Ownership of Common Stock equals fifteen percent (15%) or more, then Warburg shall become an Acquiring Person. Notwithstanding the foregoing:

                           (i) no Person shall become an "Acquiring Person" as the result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more (or in the case of Warburg, more than the Permitted Percentage) of the shares of Common Stock of the Company then outstanding; provided, however, that if by reason of share purchases by the Company, a Person shall become the Beneficial Owner of 15% or more (or in the case of Warburg, more than the Permitted Percentage) of the shares of Common Stock of the Company then outstanding and such Person shall, after such share purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock of the Company, then such Person shall be deemed to be an "Acquiring Person" hereunder; and

                           (ii) if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person" as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person" (as defined pursuant to the foregoing provisions of this paragraph (a)), then such Person shall not be deemed to be an "Acquiring Person" for any purpose of this Agreement."

         2. AMENDMENT TO DEFINITION OF "TRIGGERING EVENT" SET FORTH IN SECTION 1(OO). The last sentence in the definition of "Triggering Event" set forth in
Section 1 (oo) of the Rights Agreement is amended to read in its entirety as follows:

         "Notwithstanding anything in this Rights Agreement to the contrary, a Triggering Event shall not be deemed to have occurred by virtue of the Warburg Stock Purchase Agreement or by virtue of any of the transactions contemplated thereby."

         3. FURTHER AMENDMENT TO SECTION 1. Sections 1(pp), 1(qq), 1(rr) and 1(ss) of the Rights Agreement are hereby amended to read in their respective entirety as follows:

         "(pp)    RESERVED"

         "(qq)    RESERVED"

         "(rr)    RESERVED"

         "(ss)    RESERVED"

         4. AMENDMENT TO SECTION 3(A). The first sentence of Section 3(a) of the Rights Agreement is amended to read in its entirety as follows:

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         "Until the earlier of (i) the Close of Business on the Shares
         Acquisition Date and (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of the Company's Board of Directors prior to such time as any Person becomes an Acquiring Person and of which the Company will give the Rights Agent prompt written notice) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding shares of Common Stock for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-4(a) of the Exchange Act Regulations or any successor rule or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding shares of Common Stock for or pursuant to the terms of any such plan) to commence, a tender or exchange offer, if upon consummation thereof such Person would be the Beneficial Owner of 15% or more (or in the case of Warburg, more than the Permitted Percentage) of the shares of Company Common Stock then outstanding, (the earlier of (i) and (ii) above being the "DISTRIBUTION DATE"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for shares of Common Stock registered in the names of the holders thereof (which certificates shall also be deemed to be Rights Certificates) and not by separate Rights Certificates, and (y) the right to receive Rights Certificates will be transferable only in connection with the transfer of shares of Common Stock."

         5. MISCELLANEOUS. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                          (SIGNATURE ON FOLLOWING PAGE)


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              (SIGNATURE PAGE TO THE AMENDMENT TO RIGHTS AGREEMENT)

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Rights Agreement to be duly executed and attested, all as of the day and year first above written.


ATTEST:                                     TRIANGLE PHARMACEUTICALS, INC.


By:  /s/ ANDREW FINKLE                      By:   /s/ CHRIS A. RALLIS
     ---------------------------                  -----------------------------
     Name:    Andrew Finkle                       Name:  Chris A. Rallis
     Title:   Secretary                           Title: President and Chief
                                                         Operating Officer




ATTEST:                                     AMERICAN STOCK TRANSFER & TRUST
                                            COMPANY


By:  /s/ BARRY S. ROSENTHAL                 By:   /s/ HERBERT J. LEMMER
     ---------------------------                  -----------------------------
     Name: Barry S. Rosenthal                     Name:  Herbert J. Lemmer
     Title:                                       Title: Vice President,
                                                         General Counsel